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                                                                   EXHIBIT 10.21
                                                                   -------------

                        PERITUS SOFTWARE SERVICES, INC.

                             EMPLOYMENT AGREEMENT


     Agreement made as of the 27/th/ day of January, 1997 (the "Effective Date"), by and between Peritus Software Services, Inc., a Massachusetts corporation (the "Company"), and Robert D. Savoia (the "Employee").

     The Company desires to employ the Employee, and the Employee desires to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

I.   Titles and Reporting Responsibility
     -----------------------------------

     The Employee's title will be Vice-President. The Employee will report to the President.

II.  Term of Employment
     ------------------

     The Company hereby agrees to employ the Employee and the Employee hereby accepts employment with the Company for a period (the "Employment Period") commencing on January 27/th/, 1997 and ending upon the termination of the Employee's employment pursuant to the provisions of Section VII below. This Agreement shall remain in full force and effect unless and until terminated in

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accordance with Section VII of this Agreement.

III. Responsibilities of the Employee
     --------------------------------

     The Employee agrees to undertake the duties and responsibilities inherent in the position described in Section I above and such other duties and responsibilities as the Company or its designee shall from time to time reasonably assign. The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company during the term of this Agreement with the exception of existing non-competing advisory board of director-level relationships, provided that such relationships are fully disclosed to Peritus. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.

IV.  Support from the Company
     ------------------------

     The Company will reimburse the Employee for all reasonable travel and other business expenses incurred in furthering the business of the Company. Expenditures of an extraordinary nature shall require prior written approval of the Company.

V.   Prohibitions
     ------------

     During the term of this Agreement, the Employee shall not:

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          (a)  be employed by or otherwise represent any other company, product, service or enterprise, without the prior written approval of the Company; or

          (b) make any representation, guarantee, or statement, orally or in writing, which would contravene any Company policy or compromise the Company's interests.

VI.  Compensation
     ------------

          (a) The Employee shall be paid a base salary (the "Base Salary") and, when appropriate, bonuses ("Bonus Compensation") as described in this
          Section VI. The Employee's bi-weekly Base Salary shall be $7,692.31, which is the equivalent of $200,000 per year. Provided neither party has exercised the right to terminate this Agreement under Section VII, performance and compensation reviews will be conducted annually beginning January 27/th/, 1997.

          (b) Bonus Compensation may be paid from time to time to the Employee as approved by the Board of Directors of the Company, by a Committee of the Board of Directors of the Company which has the authority to determine the applicable bonus compensation or by a designee of the Board of Directors who has been granted

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          the authority to determine the applicable bonus compensation.

          (c) Except as otherwise provided, the Employee shall be entitled to participate in any and all benefit programs that the Company establishes and makes generally available to its employees for which he may be eligible under plan documents. In any case where contributions or benefits related to participation in a plan vary on the basis of compensation, "compensation" shall mean Employee's Base Salary only and shall not include expense reimbursements, advances, Bonus Compensation or any other compensation which may be paid by the Company. The Employee shall be entitled to three weeks paid vacation per year, to be taken at such times as may be approved by the President.

          (d) Any future revisions to Base Salary or Bonus Compensation may be implemented by the Board of Directors of the Company, by a Committee of the Board of Directors of the Company which has the authority to determine the applicable bonus compensation or base salary or by a designee of the Board of Directors who has been granted the authority to determine the applicable bonus compensation or base salary.

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VII. Termination
     -----------

     The employment of the Employee by the Company pursuant to this Agreement shall terminate:

          (a) By either party, without cause, by giving 45 days prior written notice of termination to the other party, or within such shorter period as is established by mutual agreement of the parties. The Company reserves the right to provide Base Salary payments in lieu of the 45 days notice.

          (b) By either party, if the other party breaches any of its obligations under this Agreement and fails to remedy such breach within 30 days after written notice of such breach is provided to such other party; failure of the Employee to adequately perform the responsibilities specified in Section III hereof shall be considered a breach of this Agreement.

          (c) By the Company, effective immediately and without notice, for cause. For purposes of this Section VII(c), "cause" for termination shall be deemed to exist upon (a) a good faith finding by the Company of the failure of the Employee to perform his assigned

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          duties for the Company, dishonesty, gross negligence or misconduct, or
          (b) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony.

          (d) Upon the death or disability of the Employee. As used in this Agreement, the term "disability" shall mean the inability of the Employee, due to a physical or mental disability, to perform the essential functions of his/her job with or without a reasonable accommodation.

VIII. Rights Following Termination
      ----------------------------

          (a) Following termination of this Agreement, pursuant to Section VII(b), VII(c), VII(d), or at the option of the Employee pursuant to
          Section VII(a), the Company shall have no further responsibility to Employee except to pay Base Salary up to and including the last day of employment.

          (b) Following termination of this Agreement, at the option of the Company pursuant to Section VII(a), the Company shall continue to pay to the Employee the Base Salary which would otherwise be payable to the Employee for a period of 52 weeks from the date of termination of employment (the "Severance Period"), and further,

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          any options for the purchase of shares of Class A Voting Common Stock
          (the "Shares") of the Company granted to Employee within six months of the Effective Date shall become exercisable as to that number of Shares which would have become exercisable if the Employee's employment had terminated one year after the actual date of termination of employment (the "Acceleration of Options"). The Employee shall be deemed to be an employee during the Severance Period for eligibility for benefits to the extent allowable by law. The Employee shall not be eligible to receive the payments, benefits or the Acceleration of Options provided for under this Section VIII(b) unless and until the Employee signs a release in the form attached hereto as Exhibit A.

          (c) In the event of termination or expiration of this Agreement, Employee shall, at the instruction of the Company, promptly return to the Company or its designee all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material supplied by the Company to the Employee or created or maintained for the Company by the Employee.

          (d) Except as set forth above, neither party shall be entitled to any compensation or claim for goodwill or other loss, suffered by reason or termination of this

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          Agreement.

          (e) The rights and obligations of the parties to this Agreement set forth in Section VIII and Section IX shall survive any termination of this Agreement. The termination or expiration of this Agreement shall in no case relieve either party from its obligations to pay to the other any monies accrued hereunder prior to such termination or expiration.

IX.  Non-Compete.
     -----------

          (a) During the Employment Period and for a period of one year after the termination or expiration thereof, the Employee will not directly or indirectly:

               (i) as an individual, proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage in the business of developing, producing, marketing or selling products of the kind or type developed or being developed, produced, marketed or sold by the Company or any subsidiary of the Company while the Employee was employed by the Company, provided that the foregoing

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          restriction shall not apply after the end of the Employment Period to activities that are not related to the Company's Year 2000 business activities; or

               (ii) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or

               (iii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by the Employee while employed by the Company.

          (b) If any restriction set forth in this Section IX is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

          (c) The restrictions contained in this Section IX are necessary for the protection of the business and

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          goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section IX will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

X.   Other Agreements
     ----------------

     Employee represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any employment agreement with any previous employer or any agreement with any previous employer or other party to keep in confidence proprietary information, knowledge or data acquired by him in accordance or in trust prior to his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. Employee represents that he will be able to complete Form I-9 upon commencement of employment.

XI.  Notices
     -------

     All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or, if mailed, when

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mailed by certified or registered mail, postage prepaid, to the parties at the addresses set forth below their signatures to this Agreement or at such other address as may be given in writing by either party to the other party in accordance with this Section XI.

XII. Assignability
     -------------

     Employee acknowledges that the Company is entering into this Agreement in reliance upon the personal reputation, qualifications and abilities of the Employee and accordingly, the Employee may not assign his rights or obligations under this Agreement, either voluntarily or by operation of law.

XII. Miscellaneous
     -------------

          (a) This Agreement shall not be binding upon the Company until it has been executed by a duly authorized officer of the Company.

          (b) This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

          (c) This Agreement constitutes the entire understanding between the parties relating to the subject matter of this Agreement and supersedes all

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          prior writings, negotiations or understandings with respect thereto.
          No modification or addition to this Agreement shall have any effect unless it is set forth in writing and signed by both parties.

          (d) The waiver by the Company of any breach of any provision of this Agreement shall not be construed as a continuing waiver of such breach or as a waiver of other breaches of the same or of other provisions of this Agreement.

          (e) Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal and invalid part, term or provision shall be deemed not to be a part of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

By:  /s/ Robert D. Savoia                By:  /s/ Douglas Catalano
    -------------------------                ---------------------------

     Robert D. Savoia                    Douglas Catalano
     64 Fairway Circle                   President
     Natick, MA 01760                    Peritus Software Services, Inc
                                         304 Concord Rd.
                                         Billerica, MA 01821

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Date: January 27/th/, 1997               Date: January 27/th/, 1997

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                                   EXHIBIT A
                                   ---------

                                    RELEASE

1.    Release.  In consideration of the payment to me of the severance benefit
      -------
provided to me under a certain employment contract between Peritus Software Services, Inc., a Massachusetts Corporation (the "Company"), I hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, and any subsidiary or affiliated organization of the Company or their current or former officers, directors, stockholders, corporate affiliates, attorneys, agents and employees (the "Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature, known or unknown, which I ever had or now have against the Released Parties, including, but not limited to, all claims arising out of my employment, all claims arising out of your separation from employment, all claims arising from any failure to reemploy you, all claims of race, sex, national origin, handicap, religious, sexual preference, benefit and age discrimination, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. (S)2000 et seq., the Age Discrimination in Employment Act, 29
                        ------
U.S.C. (S)621 et seq., the Americans with Disabilities Act of 1990, 29 U.S.C.
              ------
(S)12101 et seq., the Employee Retirement Income Security Act of 1974, 29 U.S.C.
         ------
(S)1001 et seq., and similar state or local statutes, wrongful discharge claims,
        ------
common law tort, defamation, breach of contract and other common law claims, and any claims under any other federal, state or local statutes or ordinances not expressly referenced above.

2.    Entire Agreement and Applicable Law.  This Agreement contains and
      -----------------------------------
constitutes the entire understanding and agreement between the parties hereto with respect to the purchase price for your Company Stock and settlement of claims against the Company and cancels all previous oral and written negotiations, agreements, commitments, and writings in connection therewith. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts to the extent not preempted by federal law.

3.    Acknowledgments.  I acknowledge that I have been given at least twenty-one
      ---------------
(21) days to consider this Agreement and that the Company advised me to consult with any attorney of my own choosing prior to signing this Agreement. I acknowledge that I may revoke this Agreement for a period of seven (7) days after signing it, and the Agreement shall not be effective or enforceable until the expiration of this seven (7) day revocation period.


Date:_____________________              Employee's Signature:___________________

                                        Employee's Name:________________________
                                                           (type or print)